SCHEDULE 14C
                               (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT

            Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934

Check the appropriate box:

[x]  Preliminary Information Statement  [  ] Confidential, for use of
[ ]  Definitive Information Statement         the Commission only


                            Abcor Products, Inc.
              -----------------------------------------------
              (Name of Registrant as Specified In Its Charter)


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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Price per unit or other underlying value of transaction
     pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

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4)   Date Filed:

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                             ABCOR PRODUCTS, INC.
                           826 Broadway, 9th Floor
                              New York, NY 10003


                            INFORMATION STATEMENT



To the Holders of Common Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the outstanding common shares of Abcor Products, Inc., have given their written consent to a resolution adopted by the Board of Directors of Abcor to amend Abcor's Articles of Incorporation so as to (1) change the name of the company to "CRSI Group, Inc." and (2) change the authorized capital stock from 50,000,000 Class A common shares, 150,000,000 ordinary common shares, and 1,000,000 12% Preferred Shares to 200,000,000 common shares and 5,000,000 preferred shares. We anticipate that this Information Statement will be mailed on August 1, 2005 to shareholders of record.
On or after August 22, 2005, the Amendment to the Articles of Incorporation will be filed with the Florida Secretary of State and become effective.

     Florida corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Abcor will not hold a meeting of its shareholders to consider or vote upon the proposed Amendment to Abcor's Articles of Incorporation.



                    WE ARE NOT ASKING YOU FOR A PROXY.
                 YOU ARE REQUESTED NOT TO SEND US A PROXY.



August 1, 2005                                   JEREMY P. FEAKINS, President

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on July 12, 2005 (the
"Record Date"). On the Record Date, 50,000,000 Class A common shares, 150,000,000 ordinary common shares and 1,000,000 preferred shares were authorized. Each common share is entitled to one vote; each preferred share to two votes. On the Record Date, there were no Class A common shares, no preferred shares, and 19,997,940 ordinary common shares issued, outstanding and entitled to vote.

     The following table sets forth information regarding the common shares beneficially owned (i) by any person who, to our knowledge, owned beneficially more than 5% of the common shares as of July 12, 2005 (ii) by the sole member of Abcor's Board of Directors, and (iii) by the directors and officers of Abcor as a group. None of the persons identified below owns any securities issued by Abcor other than the common shares listed below.

                                Amount and
                                Nature of
Name and Address                Beneficial          Percentage
of Beneficial Owner(1)          Ownership           of Class
----------------------------------------------------------------------
Jeremy P. Feakins               9,445,912            47.2%

All officers and directors
 (1 person)                     9,445,912            47.2%

George Faris                    3,000,000 (1)        15.0%

Donald Rynne                    2,000,000            10.0%

SGT, Ltd. (2)                   2,000,000            10.0%

Dale B. Finfrock, Jr.           1,382,824             6.9%
_________________________________________

(1)    Includes 1,000,000 shares owned by Mr. Faris' spouse.
(2) Ghassan Saab controls the voting and disposition of the shares owned by SGT, Ltd.

                AMENDMENT OF THE ARTICLES OF INCORPORATION
                   TO CHANGE THE NAME OF THE CORPORATION

     The Board of Directors of Abcor has unanimously adopted a resolution to change the name of the corporation from "Abcor Products, Inc." to "CRSI Group, Inc." The holders of shares representing a majority of Abcor's outstanding voting stock have given their written consent to the resolution. Under Florida corporation law, the consent of the holders of a majority of the voting shares is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Florida on or after August 22, 2005, and it will become effective on the date of such filing (the "Effective Date").

     The name change has been approved because the new name better represents the corporation's business. The corporation recently acquired ownership of Care Recruitment Solutions International, Inc., which is engaged in the business of recruiting and training health care professionals. The corporation also owns World Nursing Corps, Inc., which is engaged in the business of providing support and services for members of the nursing profession. These two subsidiaries represent the entirety of the corporation's business operations at this time. Management expects, however, that the corporation may in the future acquire other companies involved in the health care industry. Accordingly, the name "CRSI Group, Inc." was chosen to reflect the corporation's plan to grow upon the foundation provided by our primary subsidiary, Care Recruitment Solutions International, Inc.

     Certificates for the corporation's common stock that recite the name "Abcor Products, Inc." will continue to represent shares in the corporation after the Effective Date. If, however, a shareholder wishes to acquire a certificate reciting the name "CRSI Group, Inc." after the Effective Date, he may do so by surrendering his certificate to Abcor's transfer agent with a request for a replacement certificate and the
appropriate stock transfer fee.   Abcor's transfer agent is:

                       Interwest Transfer Company, Inc.
                       1981 East 4800 South, Suite 100
                          Salt Lake City, UT 84117
                         Telephone: (801) 272-9294
                            Fax: (801) 277-3147

                AMENDMENT OF THE ARTICLES OF INCORPORATION
                  TO CHANGE THE AUTHORIZED CAPITAL STOCK

     The Board of Directors of Abcor has unanimously adopted a resolution to change the kind and number of shares of capital stock authorized by the Articles of Incorporation. The holders of shares representing a majority of Abcor's outstanding voting stock have given their written consent to the resolution. Under Florida corporation law, the consent of the holders of a majority of the shares is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Florida on or after August 22, 2005, and it will become effective on the date of such filing (the "Effective Date").

     At the present time, Abcor's Articles of Incorporation authorize the Board of Directors to issue the following capital stock:

        - 50,000,000 Class A common shares;
        - 150,000,000 ordinary common shares; and
        - 1,000,000 shares of 12% Preferred Stock.

     There are no Class A common shares and no 12% Preferred shares outstanding. In order to simplify the corporation's capital structure, the Board determined that the Class A common shares and 12% Preferred Stock should be eliminated from the Articles of Incorporation. At the same time, the Board determined that it would be useful for the corporation to have a class of "blank check" preferred stock authorized. Therefore the Board adopted a resolution, which was consented to by the majority shareholders, that the Articles of Incorporation should be amended to authorize the following capital stock:

        - 200,000,000 shares of common stock; and
        - 5,000,000 shares of preferred stock.

     The Amendment authorizes the Board of Directors to issue the preferred stock in one or more series, and to determine for each series the voting powers, designations, preferences, rights, qualifications, limitations and restrictions. The Board of Directors will, therefore, have the authority to fix, inter alia, dividend rates, conversion prices, redemption timing and prices, and similar rights and restrictions that may define a series of preferred stock. The Florida Business Corporation Act requires that, prior to the issuance of the preferred stock in any series, Abcor must file with the Florida Secretary of State articles of amendment of its Articles of Incorporation setting forth a description of the series.

     The Board of Directors and the majority shareholders have approved the authorization of the preferred stock in order to provide Abcor with flexibility in pursuing its long-term business objectives. Abcor has no present plans to issue the preferred stock. However, Management continues to pursue opportunities to obtain the capital Abcor needs in order to fully implement its business plan. A reserve of both common and preferred shares available for issuance from time-to-time will enable Abcor to entertain a broad variety of financing proposals. In addition, the shares may be utilized in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes.

     The Board of Directors will be authorized to issue the preferred stock without having to obtain the approval of Abcor's shareholders. Florida law requires that the Board use its reasonable business judgment to assure that Abcor obtains "fair value" when it issues shares. Nevertheless, the issuance of the preferred shares would dilute the proportionate interest of current shareholders in Abcor. The issuance of the preferred shares could also result in the dilution of the value of shares now outstanding, if the terms on which the preferred shares were issued were less favorable to Abcor than the contemporaneous market value of Abcor common stock.

     The proposal to amend the Articles of Incorporation to authorize the class of preferred stock is not being offered for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Abcor. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of preferred stock, and to fix by resolution, without shareholder approval, the designations, rights, preferences and limitations of the shares of preferred stock, has potential utility as a device to discourage or impede a takeover of Abcor. In the event that a non-negotiated takeover were attempted, the private placement of preferred stock into "friendly" hands, for example, could make Abcor unattractive to the party seeking control of Abcor. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

                             No Appraisal Rights

     Under Florida law, shareholders are not entitled to appraisal rights with respect to the name change or the change in authorized shares.

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